                                                                Exhibit 23(a)




The Board of Directors
Rubbermaid Incorporated:

We consent to the incorporation by reference into this Registration Statement and the related prospectuses for the plans covered by this registration statement, our reports dated January 31, 1995, on the consolidated financial statements and schedules of Rubbermaid Incorporated and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period then ended included in Rubbermaid's Annual Report on form 10-K for 1994;
and our reports dated August 19, 1994, on the financial statements and supplemental schedules of the Rubbermaid Commercial Products, Inc. Employees' Profit Sharing Retirement Plan, the Rubbermaid Profit Sharing Plan and the Rubbermaid Incorporated Employees' Profit Sharing Retirement Plan as of December 31, 1993 and 1992, and for the years then ended.



KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
August 14, 1995




                                      7